Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251 (214) 368-2084 FAX (214) 368-2087

EXCO RESOURCES ANNOUNCES REVENUES, EARNINGS AND PRODUCTION FOR THE QUARTER ENDED MARCH 31, 2006

DALLAS, TEXAS, May 15, 2006…EXCO Resources, Inc. (NYSE: XCO) today announced financial and operating results for the quarter ended March 31, 2006.  For the quarter, EXCO reported income from continuing operations and net income of $37.2 million on oil and natural gas revenues before commodity price risk management activities of $70.3 million, and net cash provided by operating activities of $62.9 million.

For the quarter ended March 31, 2005, EXCO had a loss from continuing operations of $28.7 million (which excludes Addison Energy Inc.) and net income of $92.2 million on oil and natural gas revenues before commodity price risk management activities of $38.9 million, and net cash used in operating activities of $115.0 million.  In February 2005, EXCO sold its Canadian subsidiary, Addison Energy Inc. (Addison), for $443.3 million and recognized income from discontinued operations of $120.9 million as a result.  Accordingly, all of our financial and operating data contained in this press release exclude Addison.  Also, the results for 2005 and the first 44 days of 2006 do not include the acquisition of producing oil and natural gas properties from ONEOK Energy completed by TXOK Acquisition, Inc., an affiliate of EXCO, on September 27, 2005 and subsequently acquired by EXCO on February 14, 2006.  See below for additional information regarding this acquisition.

The first quarter 2006 results include $43.6 million of non-cash pre-tax mark to market income resulting from changes in the fair value of our derivative financial instruments.  The first quarter 2005 results were impacted by a hedge termination charge of $52.6 million and $1.1 million of non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments.

Adjusted EBITDA from continuing operations for the quarter ended March 31, 2006 was $52.8 million.  For the quarter ended March 31, 2005, Adjusted EBITDA was $23.6 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on a basis other than in accordance with GAAP.  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure, please refer to the schedule entitled “Condensed consolidated EBITDA and adjusted EBITDA reconciliations and statements of cash flows data” included at the end of this press release.

Production for the quarter ended March 31, 2006, was approximately 148 Mbbls of oil and 7.2 Bcf of natural gas, or 8.1 Bcfe, as compared to production for the quarter ended 2005 of approximately 126 Mbbls of oil and 5.2 Bcf of natural gas, or 5.9 Bcfe.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the quarter ended March 31, 2006, was $60.76 versus $47.09 for the quarter ended March 31, 2005, a $13.67 per Bbl or 29% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current quarter was $8.51 versus $6.40 for the prior quarter, a $2.11 per Mcf or 33% increase.

On October 3, 2005, EXCO Holdings Inc., or EXCO Holdings, our former parent company was acquired by and merged with EXCO Holdings II, Inc., with EXCO Holdings remaining as the survivor.  On February 14, 2006, in conjunction with our initial public offering (IPO), EXCO Holdings merged with and into EXCO Resources, Inc.  In the IPO we sold 53,615,200 shares of our common stock for aggregate net proceeds to EXCO Resources of $662.1 million after underwriters’ discount.

The net proceeds from the IPO, together with cash on hand and additional borrowings under EXCO’s credit agreement, were used to repay debt issued in connection with the Equity Buyout and debt and preferred stock issued by TXOK Acquisition to purchase oil and natural gas properties from ONEOK Energy.  The redemption of the preferred stock resulted in TXOK Acquisition becoming a wholly-owned subsidiary of EXCO.

The acquisition of TXOK Acquisition by EXCO Resources on February 14, 2006 for $642.9 million ($633.0 million after contractual adjustments) added approximately 223.7 Bcfe of estimated proved reserves to EXCO as of December 31, 2005.  Daily net production in March 2006, attributable to these properties, was approximately 47.1 Mmcfe per day, a substantial addition to EXCO’s historical production.  The estimated PV-10 of the oil and natural gas properties acquired was $908.6 million at December 31, 2005 and the Standardized Measure at that date was $690.8 million.

EXCO sold 2 properties during the first quarter of 2006 for proceeds of $0.5 million.

Financial information presented in this press release includes two separate periods of accounting. Information related to any periods from January 1, 2005 to October 2, 2005, including the first quarter of 2005, are referred to as the predecessor period.  The predecessor period represents the accounting period following the going private transaction on July 29, 2003 up to the Equity Buyout on October 3, 2005.  The subsequent periods beginning October 3, 2005, including the first quarter of 2006, are referred to as the successor period.

EXCO will host a conference call on Tuesday, May 16, 2006 at 3:30 p.m. (CDT) to discuss the contents of this release and respond to questions.  Presentation materials related to this release will also be posted on EXCO’s website under the Investor Relations tab today, after market close.  Please call (800) 309-5788 if you wish to participate, and ask for the EXCO conference call ID# 9256352.  A digital recording will be available starting two hours after the completion of the conference call until Tuesday, May 23, 2006.  Please call (800) 642-1687 and enter conference ID# 9256352 to hear the recording.

EXCO Resources, Inc. is a public oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Ohio, Oklahoma, Pennsylvania, and West Virginia.

Additional information about EXCO Resources, Inc. may be obtained by contacting EXCO’s President, Stephen F. Smith, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting our website at www.excoresources.com.  Our SEC filings and press releases can be found under the Investor Relations tab.

###

This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which EXCO has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which EXCO is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission.

EXCO Resources, Inc.

Condensed consolidated balance sheets

(In thousands)

	December 31,	March 31,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$226,953	$35,422
Accounts receivable:
Oil and natural gas sales	36,895	41,887
Joint interest	1,081	7,650
Canadian income tax receivable	18,483	—
Interest and other	12,189	15,240
Oil and natural gas hedge derivatives	—	10,093
Related party	2,621	—
Deferred income taxes	29,968	44,515
Deferred costs of initial public offering	3,380	—
Other	10,955	7,022
Total current assets	342,525	161,829
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	53,121	110,009
Proved developed and undeveloped oil and natural gas properties	873,595	1,400,508
Accumulated depreciation, depletion and amortization	(13,281)	(32,892)
Oil and natural gas properties, net	913,435	1,477,625
Gas gathering, office and field equipment, net	33,271	54,042
Investment in TXOK Acquisition, Inc.	20,837	—
Other assets	419	1,571
Goodwill	220,006	285,961
Total assets	$1,530,493	$1,981,028

EXCO Resources, Inc.

Condensed consolidated balance sheets

(In thousands)

	December 31,	March 31,
	2005	2006
		(Unaudited)

Liabilities and Shareholders’ Equity
Current liabilities:
Interim bank loan	$350,000	$—
Accounts payable and accrued liabilities	25,182	39,817
Accrued interest payable	23,779	7,135
Revenues and royalties payable	11,266	28,823
Income taxes payable	901	692
Current portion of asset retirement obligations	1,408	1,407
Oil and natural gas derivatives	53,189	26,382
Total current liabilities	465,725	104,256
Long-term debt	1	108,500
7¼% senior notes due 2011	461,801	461,075
Asset retirement obligations and other long-term liabilities	15,766	23,681
Deferred income taxes	134,912	143,355
Oil and natural gas derivatives	81,406	70,401
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $.001 par value: Authorized shares-10,000; none issued	—	—
Common stock, $.001 par value: Authorized shares-250,000; Issued and outstanding shares-50,000 and 104,004 at December 31, 2005 and March 31, 2006, respectively	50	104
Additional paid-in capital	354,482	1,016,154
Retained earnings	16,350	53,502
Total shareholders’ equity	370,882	1,069,760
Total liabilities and shareholders’ equity	$1,530,493	$1,981,028

EXCO Resources, Inc.

Condensed consolidated statements of operations

(Unaudited, in thousands except per share amounts)

	Three months ended
	March 31,
	2005	2006
	Predecessor	Successor
Revenues and other income:
Oil and natural gas	$38,929	$70,340
Commodity price risk management activities	(57,390)	40,775
Other income	389	2,031
Total revenues and other income	(18,072)	113,146
Cost and expenses:
Oil and natural gas production	6,789	11,485
Depreciation, depletion and amortization	7,856	20,677
Accretion of discount on asset retirement obligations	203	302
General and administrative	5,204	5,909
Interest	8,751	16,345
Total cost and expenses	28,803	54,718
Equity in net income of TXOK Acquisition, Inc.	—	1,593
Income (loss) from continuing operations before income taxes	(46,875)	60,021
Income tax expense (benefit)	(18,207)	22,869
Income (loss) from continuing operations	(28,668)	37,152
Discontinued operations:
Loss from discontinued operations	(4,402)	—
Gain on disposition of Addison Energy Inc.	174,086	—
Income tax expense	48,800	—
Income from discontinued operations	120,884	—
Net income	$92,216	$37,152
Earnings per share:
Basic
Net income (loss) from continuing operations	$(0.25)	$0.46
Net income	$0.79	$0.46
Weighted average common shares outstanding	115,947	80,099
Diluted
Net income (loss) from continuing operations	$(0.25)	$0.45
Net income	$0.79	$0.45
Weighted average common and common equivalent shares outstanding	115,947	81,815

EXCO Resources, Inc.

Condensed consolidated statements of cash flows

(Unaudited, in thousands)

	Three months ended
	March 31,
	2005	2006
	Predecessor	Successor
Operating Activities:
Net income	$92,216	$37,152
Income from discontinued operations	(120,884)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in net income of TXOK Acquisition, Inc.	—	(1,593)
Gain on sale of other assets	3,461	—
Depreciation, depletion and amortization	7,856	20,677
Stock option compensation expense	—	598
Accretion of discount on asset retirement obligations	203	302
Non-cash change in fair value of derivatives	1,065	(43,570)
Deferred income taxes	(24,327)	22,176
Amortization of deferred financing costs	444	5,877
Effect of changes in:
Accounts receivable	(9,423)	47,421
Other current assets	1,320	(1,939)
Accounts payable and other current liabilities	(3,155)	(24,221)
Net cash used in operating activities of discontinued operations	(63,750)	—
Net cash provided by (used in) operating activities	(114,974)	62,880
Investing Activities:
Additions to oil and natural gas properties, gathering systems and equipment	(32,953)	(32,649)
Advance to TXOK Acquisition, Inc.	—	(158,750)
Cash acquired in acquisition of TXOK Acquisition, Inc.	—	32,261
Proceeds from disposition of property and equipment and other	3,964	(608)
Proceeds from sale of Addison Energy Inc., net of cash sold of $1,415 (discontinued operations)	443,649	—
Net cash used in investing activities of discontinued operations	(442)	—
Net cash provided by (used) in investing activities	414,218	(159,746)
Financing Activities:
Borrowings under credit agreement	41,300	184,500
Repayments under credit agreement	—	(76,000)
Payments on interim bank loan	—	(350,000)
Payments on TXOK term loan	—	(200,000)
Payments on TXOK credit facility	—	(308,751)
Payments on long-term debt	(148,247)	—
Proceeds from issuance of common stock, net of underwriter commissions and initial public offering costs	—	656,331
Deferred financing costs	—	(745)
Net cash provided by financing activities of discontinued operations	59,601	—
Net cash provided by (used in) financing activities	(47,346)	(94,665)
Net increase (decrease) in cash	251,898	(191,531)
Cash at beginning of period	26,408	226,953
Cash at end of period	$278,306	$35,422

Supplemental Cash Flow Information:
Interest paid	$16,695	$27,398
Income taxes paid	$37,290	$—
Value of shares issued in connection with redemption of TXOK preferred stock	$—	$4,667
Long-term debt assumed in TXOK acquisition	$—	$508,750
Elimination of deferred income taxes related to equity in net income of TXOK Acquisition, Inc. due to step acquisition	$—	$899

EXCO Resources, Inc.

Reconciliation of condensed consolidated cash flow from operating activities

(Unaudited, in thousands)

	Predecessor	Successor
	Quarter ended	Quarter ended
	March 31,	March 31,
	2005	2006
Net cash provided by (used in) operating activities	$(114,974)	$62,880
Net change in working capital	11,258	(21,261)
Net cash used in operating activities of discontinued operations	63,750	—
Cash flow from operations before changes in working capital, non-GAAP measure	$(39,966)	$41,619

EXCO Resources, Inc.

Condensed consolidated EBITDA

and adjusted EBITDA reconciliations and

statements of cash flow data

(Unaudited, in thousands)

	Predecessor	Successor
	Quarter ended	Quarter ended
	March 31,	March 31,
	2005	2006

Net income	$92,216	$37,152
Interest expense	8,751	16,345
Income tax expense (benefit)	(18,207)	22,869
Depreciation, depletion and amortization	7,856	20,677
EBITDA(1)	90,616	97,043
Accretion of discount on asset retirement obligations	203	302
Non-cash change in fair value of derivative financial instruments	1,065	(43,570)
Commodity price risk management contracts termination expense	52,602	—
Stock based compensation expense	—	598
Equity in net income of TXOK Acquisition, Inc.	—	(1,593)
Income from discontinued operations	(120,884)	—
Adjusted EBITDA(1)	$23,602	$52,780
Interest expense	(8,751)	(16,345)
Income tax expense (benefit)	18,207	(22,869)
Amortization of deferred financing costs	444	5,877
Deferred income taxes	(24,327)	22,176
Gain on sale of other assets	3,461	—
Changes in operating assets and liabilities	(11,258)	21,261
Commodity price risk management contracts termination expense	(52,602)	—
Net cash used in operating activities of discontinued operations	(63,750)	—
Net cash provided by (used in) operating activities	$(114,974)	$62,880

EXCO Resources, Inc.

Condensed consolidated EBITDA

and adjusted EBITDA reconciliations and

statement of cash flow data (continued)

(Unaudited, in thousands)

	Predecessor	Successor
	Quarter ended	Quarter ended
	March 31,	March 31,
	2005	2006

Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities(2)	$(114,974)	$62,880
Investing activities	414,218	(159,746)
Financing activities	(47,346)	(94,665)
Other Financial and Operating Data:
EBITDA(1)	90,616	97,043
Adjusted EBITDA(1)	23,602	52,780

(1) Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, commodity price risk management contracts termination expense, stock based compensation expense, equity in net income of TXOK Acquisition, Inc., and income from discontinued operations.  We have presented Adjusted EBITDA because it is the financial measure that is used in covenant calculations required under our credit agreement and compliance with the liquidity and debt incurrence covenants included in this agreement is considered material to us.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

(2) Cash flow used in operating activities for the three months ended March 31, 2005 includes $52.6 million related to the termination of commodity price risk management contracts.

EXCO Resources, Inc.

Summary operating data

	Quarter ended	Quarter ended
	March 31,	March 31,	%
	2005	2006	Change

Production:
Oil (Mbbls)	126	148	17%
Gas (Mmcf)	5,156	7,205	40%
Oil and natural gas (Mmcfe)	5,912	8,093	37%

Average sales prices (before commodity price risk management activities):
Oil (per Bbl)	$47.09	$60.76	29%
Gas (per Mcf)	6.40	8.51	33%
Total production (per Mcfe)	6.58	8.69	32%

Average costs (per Mcfe):
Oil and natural gas operating costs	$0.75	$0.87	16%
Production and ad valorem taxes	0.40	0.55	38%
General and administrative	0.88	0.73	-17%
Depletion, depreciation and amortization	1.33	2.55	92%